Cmoproj
UBS	MAST0408B 15 year 5.0	12:41:47 pm July 23, 2004
Fixed Income Research		Julie Park parkjua@fiunmr69
cmoproj.623		Page 1

Bond	Balance	Coupon	Delay	Factor	Index	Value	Reset	Multiplier	Cap
2A1	179,356,904.94	5.00000	24	1.000000		-1.0000	-	-	-

Floor	Current	Settle	Deal	WAC	WAM	Pricing	Duration
	Coupon	Date				Speed	@ Px
-	5.0000	07/30/04	15 year	5.06	177.86	250.0PSA	100:03

Price	PSA	PSA	PSA	PSA	PSA	PSA	PSA	PSA	PSA
	50	100	150	200	250	300	350	400	500
99:19	5.065	5.066	5.068	5.069	5.071	5.072	5.074	5.075	5.078
99:20	5.060	5.060	5.061	5.062	5.063	5.064	5.065	5.065	5.067
99:21	5.054	5.054	5.055	5.055	5.055	5.055	5.055	5.056	5.056
99:22	5.049	5.048	5.048	5.048	5.047	5.047	5.046	5.046	5.045
99:23	5.043	5.042	5.041	5.040	5.039	5.038	5.037	5.036	5.034
99:24	5.038	5.036	5.035	5.033	5.031	5.030	5.028	5.026	5.023
99:25	5.032	5.030	5.028	5.026	5.023	5.021	5.019	5.016	5.012
99:26	5.027	5.024	5.021	5.019	5.016	5.013	5.010	5.007	5.000

99:27	5.021	5.018	5.015	5.011	5.008	5.004	5.000	4.997	4.989
99:28	5.016	5.012	5.008	5.004	5.000	4.996	4.991	4.987	4.978
99:29	5.011	5.006	5.002	4.997	4.992	4.987	4.982	4.977	4.967
99:30	5.005	5.000	4.995	4.990	4.984	4.979	4.973	4.967	4.956
99:31	5.000	4.994	4.988	4.982	4.976	4.970	4.964	4.958	4.945
100:00	4.994	4.988	4.982	4.975	4.968	4.962	4.955	4.948	4.934
100:01	4.989	4.982	4.975	4.968	4.961	4.953	4.946	4.938	4.923
100:02	4.983	4.976	4.969	4.961	4.953	4.945	4.936	4.928	4.912

100:03	4.978	4.970	4.962	4.953	4.945	4.936	4.927	4.919	4.901
100:04	4.973	4.964	4.955	4.946	4.937	4.928	4.918	4.909	4.890
100:05	4.967	4.958	4.949	4.939	4.929	4.919	4.909	4.899	4.879
100:06	4.962	4.952	4.942	4.932	4.921	4.911	4.900	4.889	4.868
100:07	4.956	4.946	4.936	4.925	4.914	4.902	4.891	4.880	4.857
100:08	4.951	4.940	4.929	4.917	4.906	4.894	4.882	4.870	4.846
100:09	4.946	4.934	4.922	4.910	4.898	4.885	4.873	4.860	4.835
100:10	4.940	4.928	4.916	4.903	4.890	4.877	4.864	4.850	4.824

100:11	4.935	4.922	4.909	4.896	4.882	4.869	4.855	4.841	4.813
100:12	4.929	4.916	4.903	4.889	4.875	4.860	4.846	4.831	4.802
100:13	4.924	4.910	4.896	4.882	4.867	4.852	4.836	4.821	4.791
100:14	4.919	4.904	4.890	4.874	4.859	4.843	4.827	4.811	4.780
100:15	4.913	4.898	4.883	4.867	4.851	4.835	4.818	4.802	4.769
100:16	4.908	4.892	4.876	4.860	4.843	4.826	4.809	4.792	4.758
100:17	4.902	4.886	4.870	4.853	4.836	4.818	4.800	4.782	4.747
100:18	4.897	4.881	4.863	4.846	4.828	4.810	4.791	4.773	4.736
Avg Life	7.369	6.548	5.860	5.281	4.792	4.377	4.022	3.717	3.225
Duration	5.739	5.186	4.715	4.313	3.968	3.670	3.412	3.187	2.816
First Pay	8/04	8/04	8/04	8/04	8/04	8/04	8/04	8/04	8/04
Last Pay	5/19	5/19	5/19	5/19	5/19	5/19	5/19	5/19	5/19

The information contained herein is based on sources we believe to be reliable but its accuracy is not guaranteed. UBS PaineWebber Incorporated and/or Mitchell Hutchins Asset Management, Inc. affiliated companies and /or their officers, directors, employees or stockholders may at times have a position including an arbitrage or option position in the securities described herein and may sell or buy them to or from customers. These companies may from time to time act as a consultant to a company being reported upon.